As filed with the U.S. Securities and Exchange Commission on April 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Anebulo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-1170950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1415 Ranch Road 620 South, Suite 201 Lakeway, Texas	78734
(Address of Principal Executive Offices)	(Zip Code)

2020 Stock Incentive Plan
(Full title of the plan)

Simon Allen

Chief Executive Officer

Anebulo Pharmaceuticals, Inc.

1415 Ranch Road 620 South, Suite 201

Lakeway, Texas 78734
(Name and address of agent for service)

(512) 598-0931

(Telephone number, including area code, of agent for service)

Copies of communications to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP
1325 Avenue of the Americas, 15th Floor
New York, New York 10019

Tel.: (212) 451-2300; Email: sfeldman@olshanlaw.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)
		Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Anebulo Pharmaceuticals, Inc. (the “Registrant”) adopted its 2020 Stock Incentive Plan in June 2020. The maximum number of shares of common stock of the Registrant that are available for issuance under the 2020 Stock Incentive Plan is 3,650,000 shares. This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission for the purpose of registering 2,667,500 shares of the Registrant’s common stock that may be issued under its 2020 Stock Incentive Plan.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the introductory Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. The following documents, which are on file with the SEC, are incorporated in this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed September 22, 2021.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the document referred to in (a) above.

(c)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (No. 001-40388), filed May 5, 2021, and all amendments and reports updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. We will then be governed by the court’s decision.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the company will be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post−effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeway, State of Texas, on this 21st day of April 2022.

ANEBULO PHARMACEUTICALS, INC.

By:	/s/ Simon Allen
Simon Allen
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Anebulo Pharmaceutcals, Inc. hereby severally constitute and appoint Simon Allen and Rex Merchant, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Simon Allen	Chief Executive Officer (principal executive officer)	April 21, 2022
Simon Allen

/s/ Rex Merchant	Chief Financial Officer (principal financial and accounting officer)	April 21, 2022
Rex Merchant

/s/ Joseph F. Lawler	Director	April 21, 2022
Joseph F. Lawler

/s/ Jason M. Aryeh	Director	April 21, 2022
Jason M. Aryeh

/s/ Aron R. English	Director	April 21, 2022
Aron R. English

/s/ Areta Kupchyk	Director	April 21, 2022
Areta Kupchyk

/s/ Kenneth Lin	Director	April 21, 2022
Kenneth Lin

/s/ Karah Parschauer	Director	April 21, 2022
Karah Parschauer

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EXHIBIT INDEX

No.	Description

4.1	2020 Stock Incentive Plan (included as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (No. 333-254979) filed with the SEC on April 1, 2021, and incorporated herein by reference).

5.1	Opinion of Olshan Frome Wolosky LLP, counsel to the Registrant.

23.1	Consent of EisnerAmper LLP, independent registered public accounting firm.

23.2	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

107	Filing Fee Table.

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